Exhibit 10.1

                                    CEG FUND
                            10 Kestrel Close, Ewshot,
                          Farnham, Surrey, GU10 5TW.UK

                                February 4, 2011

Casey Container Corp. 7255
E. San Alfredo Drive
Scottsdale, AZ 85258

Attention: Terry W. Neild

                        RE: CASEY CONTAINER INTERNATIONAL

 Dear Mr. Neild:

     This letter of intent (this "LETTER") sets forth the principal business terms and conditions of the proposed business partnership (the "PARTNERSHIP") pursuant to which Crown Endeavors Global Limited, (the "INVESTING PARTNERS"), would partner with Casey Container Corp., a Nevada Corporation (the "THE MANAGING PARTNER"), to create CASEY CONTAINER INTERNATIONAL and build bottling preform manufacturing plants as defined in Exhibit A ("ASSET"). This Letter neither constitutes a binding agreement to enter into the Partnership, nor a legal obligation of any nature whatsoever on the part of the parties hereto, except as set forth in Section 2.

     SECTION 1. NON-BINDING UNDERSTANDINGS. The parties' present intentions as set forth herein are subject to and conditioned upon the negotiation and execution of a mutually acceptable, definitive agreement setting forth the final terms of the Partnership and related documents and agreements (together, the "DEFINITIVE AGREEMENT"), which may or may not contain such agreements, representations, warranties, and covenants as are described in this Letter and on Exhibit A, and other customary provisions.

     SECTION 2. BINDING AGREEMENTS. Upon the execution of a counterpart of this Letter by the parties hereto, the following paragraphs will constitute the legally binding and enforceable agreement of each of them:

          (A) Costs and Expenses. Whether or not a Definitive Agreement is signed or the Partnership is consummated and except as may be set forth in a Definitive Agreement, the Managing Partner will be solely responsible for and bear the costs and expenses (including, without limitation, expenses of legal counsel, accountants, financial advisors and other representatives and advisors) incurred by the Managing Partner at any time in connection with pursuing or consummating the Definitive Agreement and the transactions contemplated thereby. The Investing Partners shall be solely responsible for and bear the costs and expenses (including, without limitation, expenses of legal counsel, accountants, financial advisors and other representatives and advisors) incurred by the Investing Partners at any time in connection with pursuing or consummating the Definitive Agreement and the transactions contemplated thereby.

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          (B)  Termination.  This  Letter  and  all  obligations  of each of the parties hereunder which do not specifically survive the termination of this Letter shall terminate if a Definitive Agreement shall not have been entered into for any reason by March 31, 2011, subject to extensions by mutual agreement of the parties hereto; provided, however, that the obligations, liabilities, and requirements of this Section 2 and remedies of any party at law or in equity with respect to any breach of any obligations, liabilities, and requirements contained in Section 2 hereof shall survive the termination of this Letter for any reason.

          (C) No Definitive Agreement. Except for the agreements contained in this Section 2, (i) this Letter is intended to serve as a non-binding basis for the parties hereto to proceed with further negotiations concerning the transaction described herein, (ii) this Letter is not intended to be a legally binding commitment by any of the parties hereto and is not a commitment to enter into a Definitive Agreement relating to the Partnership or any other transaction, and (iii) no agreement shall be deemed to exist unless and until a Definitive Agreement is entered into by the parties hereto.

          (D) Time is of the Essence. Time is of the essence with respect to all provisions of this Letter that specify a time for performance.

          (E) Entire Understanding. This Letter embodies the entire understanding of the parties hereto with respect to the transactions contemplated herein and supersedes all prior written or oral understandings or arrangements and commitments with respect thereto.

          (F) Governing Law. This Letter and any controversy or claim arising out of or relating to this Letter shall be governed by, interpreted and construed in accordance with the laws of the State of Arizona, without giving effect to the principles of conflicts of laws or any other principle that could result in the application of the laws of any other jurisdiction. All suits related to this Letter shall be brought in the courts of Maricopa County, Arizona.

          (G) Counterparts. This Letter may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart signature page to this Letter in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart thereof.

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     If  the  foregoing  sets  forth  an  acceptable   basis  for  pursuing  the
Partnership, please so indicate by executing a copy of this Letter and returning it to the Investing Partners at the address specified at the top of this Letter. We look forward to working with you to develop a transaction that will be mutually satisfactory.

Very truly yours,

CEG FUND


By: /s/ Craig Huffman
   --------------------------------
Name:  Craig Huffman
Title: Vice President


ACCEPTED AND AGREED BY:

CASEY CONTAINER CORP.

By: /s/ Terry Neild
   --------------------------------
Name:  Terry Neild
Title: Chairman of the Board


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                                    EXHIBIT A
                     Outline of Certain Terms and Conditions

     The following reflects the understanding of the parties of the matters to be discussed but does not constitute a complete statement of, or a legally binding or enforceable agreement or commitment by, any of the parties with respect to, such matters:

     (1) DEFINITIVE AGREEMENT. The agreement between the Investing Partners and the Managing Partner regarding the Partnership (the "DEFINITIVE AGREEMENT") will substantially incorporate the following terms and will contain such other representations, warranties, covenants, conditions on their obligations to performance thereunder, and continuing rights to conduct due diligence reviews with respect to compliance with such representations, warranties, covenants, and conditions as are satisfactory to the parties and are of a nature consistent with a transaction of this type and size:

     (a) CASEY CONTAINER CORPORATION, the Managing Partner shall create the Partnership company CASEY CONTAINER INTERNATIONAL.

     (b) CASEY CONTAINER CORPORATION , the managing partner will joint venture partner with the CEG FUND. CASEY CONTAINER CORPORATION will develop, manage, & operate the Operations listed in (1) (c) below.

     (c) The Investing Partners, CEG FUND will have majority ownership of CASEY CONTAINER INTERNATIONAL and provide $65,504,400 in funding to the following Operations:

          OPERATION # 1

          Libya - Bottle & Pre-form Operation                    $ 9,807,100

          OPERATION # 2

          Aruba - Bottling & Pre-form Operation                  $11,945,300

          OPERATION # 3

          Indonesia - Bottle & Pre-form Operation                $ 7,938,000

          OPERATION # 4
          United States - Existing Veriplas Operation            $12,000,000
          (Little Rock, AK)

          OPERATIONS # 5 THRU 7
          Spain - Bottle & Pre-form Operation                    $ 7,938,000
          India - Bottle & Pre-form Operation                    $ 7,938,000
          Poland - Bottle & Pre-form Operation                   $ 7,938,000

     (d) The Investing Partners understands two of the above facilities, namely Indonesia and Aruba have customers ready to go, and therefore have to

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          be the second and third facility  built.  The other three  facilities, namely Spain, India, and Poland will have locations to be decided. Port & Shipping facilities in all locations are highly important.

     (e) All Operations as defined above in (1) (c), and any additional Operations of CASEY CONTAINER INTERNATIONAL shall exclusively use the Managing Partner's biodegradable material in all pre-form manufacturing.

     (f)  The  Definitive   Agreement  will  also  contain:  (i)  customary  and
          appropriate representations, warranties, covenants and conditions; and
          (ii) customary indemnification provisions.

     (3) CONDITIONS PRECEDENT. The Closing of the Partnership shall be expressly conditioned upon the following:

     (a) The Investing Partner's completion of its due diligence to its sole satisfaction;

     (b) The Managing Partner's completion of its due diligence to its sole satisfaction;

     (c) Execution of the Definitive Agreement and all related agreements as may be set forth in the Definitive Agreement;

     (d) Approval by the Investing Partner's Board of Directors; (e) Approval by the Managing Partner's Board of Directors; (f) Other reasonable conditions or contingencies of the parties.

     (4) CLOSING. The Closing of the Definitive Agreement shall occur on or before March 31, 2011.

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